UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

20F, Tower E1, The Towers, Oriental Plaza

No. 1 East Chang An Avenue

Dong Cheng District

Beijing, P.R. China

Post code: 100738

(Address of principal executive offices) (Zip code)

+86 (10) 8520-5588

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 16, 2010, UTStarcom, Inc. (the “Company”) entered into an Ordinary Shares Purchase Agreement (the “Ordinary Shares Purchase Agreement”) with Stage Smart Limited, a company incorporated under the laws of the British Virgin Islands (“Stage Smart”), and Smart Frontier Holdings Limited, the sole shareholder of Stage Smart (“Smart Frontier”).  Pursuant to the Ordinary Shares Purchase Agreement, the Company agreed to purchase from Smart Frontier 5,100,000 ordinary shares of Stage Smart held by Smart Frontier (the “Purchased Shares”) for an aggregate purchase price of $10,000,000 (the “Ordinary Share Purchase”).  The Purchased Shares constitute 51% of the total shares of Stage Smart currently held by Smart Frontier. The purchase price for the Purchased Shares shall be paid in form of the number of shares of the Company’s common stock calculated by dividing $10,000,000 by the average closing price per share of the Company’s common stock quoted on the NASDAQ stock market for the thirty day period immediately preceding the date of closing of the transaction (the “Company Shares”).  The Company will pay cash in lieu of any fractional shares that would otherwise be issued.

Concurrent with entering into the Ordinary Shares Purchase Agreement, the Company also entered into a Series A Preference Shares Purchase Agreement (the “Series A Purchase Agreement”, collectively with the Ordinary Shares Purchase Agreement, the “Purchase Agreements”) with Stage Smart, Smart Frontier, Stage Smart (Hong Kong) Limited, a Hong Kong company and a wholly owned subsidiary of Stage Smart (“Stage Smart Hong Kong”), Stage Smart (Beijing) Technology Limited a wholly-foreign owned enterprise established under the laws of the People’s Republic of China (“PRC”) and a directly wholly owned subsidiary of Stage Smart Hong Kong (“Stage Smart PRC”), CRIStar (Beijing) Culture and Media Co., Ltd., a limited liability company established under the laws of the PRC (“CRIStar”).  Stage Smart, Stage Smart Hong Kong, Stage Smart PRC and CRIStar are collectively referred to hereinafter as the “Group Companies” and each, a “Group Company.”  Pursuant to the Series A Purchase Agreement, the Company agrees to purchase from Stage Smart 9,600,000 Series A Preference Shares of Stage Smart (the “Series A Shares”) at a price of US$2.08333 per share, for an aggregate consideration of US$20,000,000.

The purchases of the Purchased Shares and the Series A Shares are contingent upon each other and are expected to take place simultaneously (such purchases, collectively, the “Investment”). The Investment is subject to the completion of the Company’s due diligence investigation of the Group Companies, the recapitalization of Stage Smart, CRIStar entering into various agreements with other Group Companies such that CRIStar would become a variable interest entity for accounting purposes with Stage Smart as the primary beneficiary prior to the closing of the Investment, and other customary closing conditions.

In addition to customary indemnification rights, the Company has the right to repurchase the Company Shares for the consideration of the Purchased Shares if certain regulatory approvals are not obtained by October 16, 2011.  Until such approvals are obtained, Smart Frontier cannot sell or transfer the Company Shares without the Company’s prior written consent.

After completion of the Investment, Stage Smart, Stage Smart Hong Kong and Stage Smart PRC would become majority owned subsidiaries of the Company.

The foregoing description of the terms of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements.  Copies of the Purchase Agreements are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

On October 21, 2010, the Company issued a press release announcing it had entered into the Purchase Agreements.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities.

The information set forth in response to Item 1.01 is incorporated by reference herein.

The Company Shares were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration afforded by Section 4(2) of the Act.

The foregoing description of the private issuance does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements.  Copies of the Purchase Agreements are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)               Exhibits

Exhibit Number	Description
10.1	Ordinary Shares Purchase Agreement dated October 16, 2010 by and among Stage Smart Limited, Smart Frontier Holdings Limited, and UTStarcom, Inc.
10.2

Series A Preference Shares Purchase Agreement dated October 16, 2010 by and among Stage Smart Limited, Stage Smart (Beijing) Technology Limited, Stage Smart (Hong Kong) Limited, CRIStar (Beijing) Culture and Media Co., Ltd., UTStarcom, Inc. and Smart Frontier Holdings Limited.

99.1	Press Release dated October 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: October 21, 2010	By:	/s/ Jack Lu
	Name:	Jack Lu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Ordinary Shares Purchase Agreement dated October 16, 2010 by and among Stage Smart Limited, Smart Frontier Holdings Limited, and UTStarcom, Inc.
10.2

Series A Preference Shares Purchase Agreement dated October 16, 2010 by and among Stage Smart Limited, Stage Smart (Beijing) Technology Limited, Stage Smart (Hong Kong) Limited, CRIStar (Beijing) Culture and Media Co., Ltd., UTStarcom, Inc. and Smart Frontier Holdings Limited.

99.1	Press Release dated October 21, 2010